EXHIBIT 10ddd
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                              FINANCIAL CONSULTING

                        AND INVESTMENT BANKING AGREEMENT


THIS AGREEMENT is made on this 6th day of September 2000, by and between Advanced Deposition Technologies, Inc., a corporation having its principal office at Myles Standish Industrial Park, Taunton, MA 02780 (the "Company"), and WHITEHORNE &CO, Inc., a Rhode Island corporation having an office at 28 Friend St., Hingham MA, 02043 ("hereinafter referred to as "WHITEHORNE"). WHITEHORNE and its principals represent they do not have any past or outstanding SEC actions against them. Should such SEC actions arise, the Company reserves the right to terminate this agreement and all obligations hereunder.


In consideration of the mutual premises contained herein and on the terms and conditions hereinafter set forth, the Company and WHITEHORNE agree as follows:


1. PROVISION OF SERVICES. The Company hereby retains WHITEHORNE to perform non-exclusive consulting services related to corporate finance, corporate communications and investment banking matters, and WHITEHORNE hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, WHITEHORNE shall devote such time and attention to the business of the Company as shall be determined by WHITEHORNE, in its sole discretion.

(a) WHITEHORNE agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's written request to WHITEHORNE's Senior Vice President of Corporate Finance (or such other person designated by WHITEHORNE), to place at the disposal of the Company its judgment and

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     experience and to provide, on a best efforts basis, investment relations, corporate communications and business development services to the Company including the following:

         (i) advice with regard to stockholder relations and public relations matters,

         (ii)     provide institutional relations services,

         (iii)    provide brokers relations services,

         (iv) evaluate financial matters and assist in financial arrangements and/or transactions,

         (v) assist in mergers and acquisitions, perform due diligence on the target companies,


     all with the objective of accomplishing the Company's business and financial goals.

(b) WHITEHORNE agrees to provide "analytical support" to the Company: prepare and disseminate, and at its expense to cause the preparation and dissemination of, a "Corporate Profile" and/or "Research Report" in compliance with applicable state and federal securities laws and regulations. The first document should be prepared within 60 days of the Agreement's activation. The Company agrees to provide all the necessary help and materials for this task.

(c) WHITEHORNE agrees to provide institutional relations services to the Company. WHITEHORNE agrees to use reasonable effort to arrange, prepare and facilitate meetings, seminars and other corporate communication activities with mutual and pension fund managers, financial analysts and advisors in conjunction with the Company's roadshow. WHITEHORNE agrees to use reasonable efforts to arrange

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     such meetings. The Company agrees to provide all the necessary help and materials for this task, including participation of its principals in the above mentioned events.

(d) WHITEHORNE agrees to provide broker relations services to the Company. WHITEHORNE agrees to use reasonable effort to arrange presentations, informational seminars and meetings with broker-dealers. WHITEHORNE will use its extensive database of carefully pre-screened security dealers with interest in small capitalization companies.

(e) Not later than October 30, 2000, WHITEHORNE agrees to prepare and disseminate at its expense a Company presentation for institutional investors. The Company agrees to provide all the necessary help and materials for this task.

(f) WHITEHORNE agrees to provide shareholders public relations activities, that will include a support for a toll-free number for shareholders and potential investors, an Internet forum, issue commentary and analysis on the Company news and press-releases.

(g) Notwithstanding the foregoing, when WHITEHORNE provides services to the Company in connection with mergers, acquisitions, consolidations, joint ventures and similar corporate finance transactions; for each such transaction or transactions, WHITEHORNE and the Company will formalize their arrangement in a separate agreement at the time service is provided.

(h) WHITEHORNE shall use reasonable efforts in furnishing advice recommendations, and for this purpose WHITEHORNE shall at all times maintain or keep and make available qualified personnel or a network of qualified outside professionals for the performance of its obligations under this Agreement. To the extent reasonably practicable, WHITEHORNE shall so use its own personnel rather than outside professionals.

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2. TERM. WHITEHORNE's retention hereunder shall be for a term of one (1) year commencing on the date of this Agreement. This Agreement may be terminated by either party upon thirty (30) days prior written notice. The initial term may be extended for a term of up to two (2) additional years by mutual agreement of the parties.


3. COMPENSATION. In consideration for the services provided by WHITEHORNE hereunder, the Company shall pay to WHITEHORNE $4,000 per month for the first 3 month period, $5,000 per month for the second 3 month period, $6,000 per month for the third 3 month period, $7,000 per month for the fourth 3 month period and $5,000 per month thereafter in cash or readily available funds for a period of this Agreement, and hereby grants and shall issue to WHITEHORNE a warrant (the "Warrant") to purchase up to 100,000 shares of the common stock of the Company (the "Underlying Common Stock") at a per share price of $1.50 (the "Strike Price"). The Warrant, which shall be transferable upon notice of exercise, shall be issued to WHITEHORNE in the form of a warrant agreement (the "Warrant Agreement") which shall be in form and content satisfactory to WHITEHORNE and the Company. The Warrant Agreement shall provide, among other provisions, that the Warrant shall be exercisable by WHITEHORNE, in accordance with the following conditions and limitations:

         (a) The Warrant shall expire at the earlier of; four (4) years from the date of this Agreement (the "Expiration Date") or ninety (90) days after the termination of this Agreement.

         (b) WHITEHORNE shall be permitted to exercise the Warrant and purchase up to 30,000 shares of the Underlying Common Stock once the closing market price for the Company's common stock has achieved a per share price of $5.00 or higher for twenty
                  (20) consecutive trading days.

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         (c)      WHITEHORNE shall be permitted to exercise the Warrant and
                  purchase 30,000 shares of the Underlying Common Stock once the closing market price for the Company's common stock has achieved a per share price of $7.50 or higher for twenty (20) consecutive trading days.

         (d) WHITEHORNE shall be permitted to exercise the Warrant and purchase 40,000 shares of the Underlying Common Stock once the closing market price for the Company's common stock has achieved a per share price of $10.00 or higher for twenty (20) consecutive trading days.

         (e) WHITEHORNE shall be permitted to exercise the Warrant and purchase an additional 50,000 shares of the Underlying Common Stock once the closing market price for the Company's common stock has achieved a per share price of $15.00 or higher for twenty (20) consecutive trading days but only if this event occurs before December 31, 2001.

         (f)      Anti-dilution provisions for stock dividends, splits, mergers.

         (g) In lieu of any cash payment required by WHITEHORNE in connection with the exercise of the Warrant, the holder(s) of the Warrant shall have the right at any time and from time to time, to exercise the Warrant in full or in part by surrendering the Warrant Agreement and/or Certificates as payment of the aggregated Strike Price. The number of shares of Underlying Common Stock to be issued upon exercise shall be determined by (i) multiplying the number of the shares of common stock within the Warrant to be exercised by an amount equal to the market price per share less the Strike price, and then dividing the product thereof by the market price per share. Solely for the purposes of this paragraph, market price shall be calculated as the average of the market prices for each of the

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                  twenty (20) trading days preceding the date notice is given that the holder(s) intend(s) to exercise the Warrant. For instance, if the price for share is $6.00, and WHITEHORNE decides to exercise the Warrant by surrendering the Warrant Agreement as payment of the aggregated Strike Price ($1.50), than WHITEHORNE gets 25% less shares. If WHITEHORNE decides to exercise 50,000 Warrants, it has two options: pay $75,000 and receive 50,000 Warrants or get 37,500 Warrants and surrender 12,500 (25%) Warrants as payment.

         (h) The Company will reserve and at all times have available a sufficient number of shares of its common stock to be issued upon the exercise of the Warrant.

         (i) During the term of the Warrant Agreement, the Company shall grant "piggy back" registration rights to include the shares of the Underlying Common Stock in any registration statement filed by the Company under the Securities Act of 1933 relating to an underwriting of the sale of shares of common stock or other security of the Company subject to a customary underwriter's cutback provision.

         (j) 4. EXPENSES. The Company agrees to reimburse WHITEHORNE for reasonable out of pocket expenses incurred by WHITEHORNE in connection with the services rendered by WHITEHORNE hereunder, including but not limited to WHITEHORNE's due diligence and corporate communications activities with respect to the Company. Any such expenses exceeding $1000.00 or those relating to the retention of other parties shall require the prior approval of the Company.


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5. INDEMNIFICATION. The Company agrees to indemnify and hold harmless WHITEHORNE and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling WHITEHORNE or any of its affiliates (collectively the "WHITEHORNE Parties") from all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorney's fees and disbursements) that result from any violations of securities laws or rules or any untrue statements made or any statements omitted to be made in connection with securities related matters by the Company, its agents or employees. WHITEHORNE will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company (the
"Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from malfeasance, or gross negligence, or the dissemination of unauthorized information regarding the Company in the performance of WHITEHORNE's duties hereunder. Each person or entity seeking indemnification hereunder shall promptly notify the Company or WHITEHORNE as applicable, of any loss, claim, damage or expense for which the Company, or WHITEHORNE as applicable, may become liable pursuant to this Section 5. Neither party shall pay, settle or acknowledge liability under any such claim without the written consent of the party liable for indemnification, unless such action include a general release of liability of the other party, and shall permit the Company or WHITEHORNE, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate damages. The scope of this indemnification between WHITEHORNE and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant only to this Agreement.


The Company or WHITEHORNE, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within fifteen (15) days of notice of the claim.


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6. STATUS OF WHITEHORNE AS CONSULTANT AND CONFIDENTIALITY OBLIGATIONS.
WHITEHORNE shall at all times be an independent contractor of the Company and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company. Any information obtained by WHITEHORNE from the Company during the term of this Agreement, which information is not in the public domain, shall be maintained by WHITEHORNE on a confidential basis and shall not be disclosed to third parties, without the prior written consent of the Company. For purposes of this Agreement, third parties are defined to exclude all officers, directors, employees, agents and/or contractors of WHITEHORNE.


7. OTHER ACTIVITIES OF WHITEHORNE. The Company recognizes that WHITEHORNE now renders and may continue to render financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. WHITEHORNE shall be free to render such advice and other services and the Company hereby consents thereto. WHITEHORNE shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, in its sole discretion.


8. OTHER COVENANTS OF THE COMPANY. The Company covenants, promises and agrees that:


         (a) during the term of this Agreement, the Company shall furnish WHITEHORNE with copies of its annual, quarterly and proxy filings with the SEC, promptly upon the Company's completion thereof.


         (b) the Company agrees that the Company for the duration of this Agreement, be in conformance with all appropriate regulatory and governmental reporting requirements.


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9. CONTROL. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the affairs of the Company.


10. PUBLIC DISCLOSURE REQUIREMENT. The Company shall comply with all SEC requirements pertaining to the public disclosure of this agreement.


11. NOTICES. Any notices hereunder shall be sent to the Company and WHITEHORNE at their respective addresses above set forth. Any notice may be given by overnight delivery services, faxes, or registered or certified mail, postage prepaid. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.


12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussion, agreements and understandings between them with respect thereto. This Agreement may not be modified except in a writing signed by the parties.


13. JURISDICTION AND VENUE. This Agreement has been made in the Commonwealth of Massachusetts and shall be governed by and construed in accordance with the laws thereof. Any proceeding commenced by either party to enforce or interpret any provision of this Agreement shall be brought in the Commonwealth of Massachusetts. The Company hereby submits to the jurisdiction of the courts of the Commonwealth of Massachusetts including the federal courts, for such purposes.


14. NO ASSIGNMENT. Neither this Agreement nor the rights of either party hereunder shall be assigned by either party without the prior written consent of the other party.


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15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


16. NON-COMPLIANCE. If any provision of this Agreement conflicts with any law, rule or regulation of any federal, state or self-regulatory organization, including the Securities and Exchange Commission, the blue-sky laws of any state, the National Association of Securities Dealers, Inc., or any other governmental authority having jurisdiction over the activities or services described herein, then in that event, the Company and WHITEHORNE shall amend this Agreement to bring any affected provision into compliance with such regulations.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


WHITEHORNE & CO, INC.                             ADVANCED DEPOSITION
                                                  TECHNOLOGIES, INC.





/s/  Alan H. Davidson                             /s/   Glenn J. Walters
---------------------                             ----------------------
Name: Alan H. Davidson                            Name: Glenn J. Walters
Title: Managing Partner                           Title: CEO





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